UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 9, 2009

HYPERTENSION DIAGNOSTICS, INC

(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2915 Waters Road, Suite 108 Eagan, Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 651-687-9999

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURE

Item 1.01                      Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2009 Hypertension Diagnostics, Inc. entered into two Sale and License Agreements with the University of Minnesota’s Coordinating Centers for Biometric Research (CCBR) to purchase a total of 12 HDI/PulseWaveTM  CR-2000 Research CardioVascular Profiling Systems to be used in the Strategic Timing of AntiRetroviral Treatment (START) substudy on Arterial Elasticity – a study funded primarily by the National Institute of Allergy and Infectious Diseases (NIAID) and the National Heart, Lung, and Blood Institute (NHLBI), both part of the National Institutes of Health.

Item 9.01              Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit                                                      Description

10.1                         Material Contract– HDI/PulseWave™ CR-2000 Research CardioVascular Profiling System U.S. Sale and License Agreement between University of Minnesota
CCBR and Hypertension Diagnostics, Inc.

10.2
Material Contract –  HDI/PulseWave™ CR-2000 Research RECONDITIONED CardioVascular Profiling System U.S. Sale and License Agreement between University of Minnesota CCBR and Hypertension Diagnostics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.

	By:	/s/ Mark N. Schwartz
Its Chairman of the Board
Dated: September 9, 2009		and Chief Executive Officer